Exhibit 99.1

Forum Board Reinitiates Share Repurchase Program; Forms Special

Committee of Independent Directors to Evaluate Proposals to Maximize Shareholder Value

PALM BEACH, Fla., April 17, 2026 /PRNewswire/ — Forum Markets, Incorporated (Nasdaq: FRMM) (“Forum”, “the Company”), a digital asset platform modernizing capital markets through the tokenization of real-world assets, today announced a series of Board-authorized actions to maximize value for all shareholders. The Board and management team remain highly confident in Forum’s business model, the long-term opportunity in tokenized real-world assets, and the Company’s ability to generate revenue and cash flow as a standalone enterprise. At the same time, the Board believes it’s in the best interest of shareholders to evaluate all opportunities to close the current gap between the Company’s market capitalization and its intrinsic value and has taken the following concrete steps to do so.

Reinitiation of Share Repurchase Program

The Board unanimously authorized the reinitiation of the Company’s share repurchase program, effective April 15, 2026, including authorization for repurchases in volumes that may exceed the limitations of the Rule 10b-18 safe harbor under the Securities Exchange Act of 1934, as amended. The Board views share repurchases at current price levels as a direct and immediate expression of its conviction in Forum’s intrinsic value.

Formation of a Special Committee

The Board has established a Special Committee comprised entirely of independent directors — Angela Dalton, Michael Edwards, and Jason New — to evaluate proposals aimed at narrowing the gap between the Company’s current market value and the intrinsic value of its business, and to identify the optimal outcome for shareholders. The Special Committee will engage with parties who have approached the Company to date and evaluate proposals therefrom.

Additionally, the Special Committee has been authorized to examine the full range of value-maximizing pathways available to the Company, including:

●	Potential mergers with or acquisitions of private companies that are strategically aligned and/or with transformational potential;

●	The sale of the Company or material assets of the Company;

●	Partnerships with new capital partners to accelerate Forum’s growth and platform development; or

●	Return of substantially all of the Company’s capital and assets to shareholders, in an orderly fashion and in a form to be determined, in the event that no other proposal meets the Committee’s valuation threshold.

Retention of Clear Street Investment Banking

The Board has retained Clear Street Investment Banking as its independent financial advisor to evaluate proposals under consideration, provide rigorous third-party valuation analysis, and broaden the scope of strategic opportunities available to the Company. Clear Street will support the Special Committee in its deliberations and assist in identifying and evaluating potential counterparties and transaction structures.

Continued Execution of Business Plan

Forum will continue to execute across its business lines and pursue revenue and cash flow growth throughout this process. Management remains fully focused on execution and on growing the business.

About Forum

Forum Markets, Incorporated (Nasdaq: FRMM) is a digital asset platform modernizing capital markets through the tokenization of institutional-grade real-world assets. The company structures and brings cash-generating assets onto blockchain-based infrastructure to unlock liquidity, broaden investor access, and enable more efficient primary issuance and secondary market activity. Forum integrates traditional asset management principles with scalable digital market architecture as it builds a new framework for how real-world value is originated, accessed, and traded. For more information, visit www.forum-markets.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected benefits of the GPU infrastructure bridge financing arrangement, expectations with respect to future performance including expected yield on committed transactions, Forum’s ability to tokenize its investment positions, and growth of Forum. Forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond Forum’s control, and actual results may differ materially. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “targets,” “scheduled,” “anticipates,” “soon,” “goal,” “intends,” or similar expressions. Forward-looking statements are not guarantees of future performance, and involve risks, uncertainties and assumptions that may cause our actual results to differ materially from the expectations that we describe in our forward-looking statements.

Applicable risks and uncertainties include, among others, the performance of GPU infrastructure financed under arrangements with the Company’s third-party origination partner and the ability of the takeout lender to fulfill its pre-committed takeout obligations; the risk that anticipated yield on bridge financing transactions is not realized; the risk that Forum is unable to tokenize its investment positions as anticipated; Forum’s ability to achieve profitable operations; risks relating to Forum’s recent acquisitions; expectations regarding the capitalization, resources and ownership structure of Forum; the digital assets held by Forum; government regulation of cryptocurrencies; changes in securities laws or regulations; changes in business, market, financial, political and regulatory conditions; and other risks identified under the heading “Risk Factors” in Forum’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as well as other information Forum has filed or may file with the U.S. Securities and Exchange Commission (the “SEC”). Readers are encouraged to read Forum’s filings with the SEC, available at www.sec.gov. The forward-looking statements in this press release speak only as of the date of this document, and Forum undertakes no obligation to update any forward-looking statements except as required by law.

Media and Investor Contact:

John Kristoff

SVP, Corporate Communications and IR

IR@forum-markets.com

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